Kindred Biosciences Announces Expansion of Manufacturing Agreement with Vaxart for COVID-19 and Other Vaccine Candidates
San Francisco, California (October 7, 2020) - Kindred Biosciences, Inc. (NASDAQ: KIN), a biopharmaceutical company developing novel biologics, today announced it has expanded an agreement with Vaxart, Inc. (Nasdaq: VXRT) for the manufacture of Vaxart’s oral vaccine for COVID-19 and other vaccine candidates. The manufacturing services will be performed via Centaur Biopharmaceutical Services (Centaur), a wholly owned subsidiary of KindredBio that provides full service contract development and manufacturing services.
“We are pleased to expand our partnership with Vaxart as they prepare to advance their novel COVID-19 vaccine candidate into the clinic,” said KindredBio’s Chief Executive Officer, Richard Chin, M.D. “This agreement further establishes us as a partner of choice for contract manufacturing, while supporting the development of our attractive pipeline of late stage assets.”
Under the terms of the expanded agreement, the California plant will be responsible for scaling the COVID-19 clinical trial material into mid-size bioreactors and the Kansas plant will be responsible for manufacturing at 2000L scale in its single use bioreactors.
“We are very pleased to have secured commercial scale bulk manufacturing with KindredBio, which has state-of-the-art capabilities in viral vector manufacturing. This is an essential next step in advancing our oral tablet vaccine candidate for COVID-19, which we believe could accelerate mass vaccination campaigns globally,” said Vaxart’s Chief Executive Officer, Andrei Floroiu.

About Kindred Biosciences

Kindred Biosciences is a biopharmaceutical company developing innovative biologics. The company has a deep pipeline of novel biologics in development across many therapeutic classes, alongside state-of-the-art biologics manufacturing capabilities and a broad intellectual property portfolio. For more information, please visit: www.kindredbio.com

About Vaxart
Vaxart is a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform. Its development programs currently include tablet vaccines designed to protect against coronavirus, norovirus, seasonal influenza and respiratory syncytial virus (RSV), as well as a therapeutic vaccine for human papillomavirus (HPV), Vaxart’s first immuno-oncology indication. For more information, please visit www.vaxart.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding our expectations about the trials, regulatory approval, manufacturing, distribution and commercialization of our current and future product candidates, and statements regarding our anticipated revenues, expenses, margins, profits and use of cash.

These forward-looking statements are based on our current expectations. These statements are not promises or guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: our limited operating history and expectations of losses for the foreseeable future; the absence of significant revenue from our products and our product candidates for the foreseeable future; the likelihood that our revenue will vary from quarter to quarter; our potential inability to obtain any necessary additional financing; our substantial dependence on the success of our products and our lead product candidates which may not be successfully commercialized even if they are approved for marketing; the effect of competition; our potential inability to obtain regulatory approval for our existing or future product candidates; our dependence on third parties to conduct some of our development activities; our dependence upon third-party manufacturers for supplies of our products and our product candidates and the potential inability of these manufacturers to deliver a sufficient amount of supplies on a timely basis; the uncertain effect of the COVID-19 pandemic on our business, results of operations and financial condition; uncertainties regarding the outcomes of trials regarding our product candidates; our potential failure to attract and retain senior management and key scientific personnel; uncertainty about our ability to enter into satisfactory agreements with third-party licensees of our biologic products or to develop a satisfactory sales organization for our equine small molecule products; our significant costs of operating as a public company; potential cyber-attacks on our information technology systems or on our third-party providers’ information technology systems, which could disrupt our operations; our potential inability to repay the secured indebtedness that we have incurred from third-party lenders, and the restrictions on our business activities that are contained in our loan agreement with these lenders; the risk that our 2020 strategic realignment and restructuring plans will result in unanticipated costs or revenue shortfalls; uncertainty about the amount of royalties that we will receive from the sale of Mirataz® to Dechra Pharmaceuticals PLC; our potential inability to obtain and maintain patent protection and other intellectual property protection for our products and our product candidates; potential claims by third parties alleging our infringement of their patents and other intellectual property rights; our potential failure to comply with regulatory requirements, which are subject to change on an ongoing basis; the potential volatility of our stock price; and the significant control over our business by our principal stockholders and management.

For a further description of these risks and other risks that we face, please see the risk factors described in our filings with the U.S. Securities and Exchange Commission (the SEC), including the risk factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q filed with the SEC. As a result of the risks described above and in our filings with the SEC, actual results may differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements contained in this press release speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.

The results stated in this press release have not been reviewed by the Food and Drug Administration or the United States Department of Agriculture Center for Veterinary Biologics, as applicable.

Contacts

For investor inquiries:
Katja Buhrer
Katja.buhrer@kindredbio.com
(917) 969-3438

For CDMO services:
Russell Harris
russell.harris@centaurbps.com